KRISPY KREME REAFFIRMS EARNINGS GUIDANCE FOR FISCAL 2015

ANNOUNCES EARNINGS GUIDANCE FOR FISCAL 2016

Winston-Salem, NC – January 12, 2015 – Krispy Kreme Doughnuts, Inc. (NYSE: KKD) (the “Company”) today reaffirmed its earnings guidance for fiscal 2015 (ending February 1, 2015) and announced earnings guidance for fiscal 2016 (ending January 31, 2016).

Fiscal 2015 Guidance Reaffirmed

Based on year-to-date results through December and other current information, management is reaffirming its forecast of adjusted net income for fiscal 2015 of between $48 and $51 million ($0.69 to $0.74 per share). On a GAAP basis, the Company projects fiscal 2015 net income of between $28 and $30 million ($0.41 to $0.44 per share).

Adjusted net income and adjusted earnings per share are non-GAAP measures (see the reconciliation of GAAP to adjusted earnings in the table accompanying this release).

Announcement of Guidance for Fiscal 2016

Management announced its forecast of adjusted net income for fiscal 2016 of between $55 and $59 million ($0.79 to $0.85 per share). On a GAAP basis, the Company projects fiscal 2016 net income of between $35 and $37 million ($0.50 to $0.54 per share). GAAP net income reflects an estimated effective income tax rate of 40%.

Certain assumptions underlying management’s earnings guidance for fiscal 2016 are contained in materials to be presented by management today at the ICR XChange investor conference. Such materials are publicly available as described below.

Presentation at ICR XChange Conference

As previously announced, management is scheduled to make a presentation this morning at the 17th Annual ICR XChange Conference at the Grande Lakes Hotel in Orlando, Florida. Such presentation is expected to include, among other things, comments on management’s earnings guidance for both fiscal 2015 and fiscal 2016.

The presentation is scheduled to begin at 9:30 a.m. (ET). Investors and interested parties may listen to a live webcast of the presentation by visiting the Company’s website at www.krispykreme.com under the investor relations section or directly through the ICR XChange website at www.icrxchange.com. A transcript of the presentation is expected to be available on the Company’s website following the conclusion of the conference.

The materials to be presented at the conference appear as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed this morning with the Securities and Exchange Commission.

About Krispy Kreme

Krispy Kreme is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. Headquartered in Winston-Salem, NC, the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, there are over 925 Krispy Kreme shops in more than 20 countries around the world. Connect with Krispy Kreme at www.krispykreme.com.

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Information contained in this press release, other than historical information, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, considering the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. The words “believe,” “may,” “forecast,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words, identify forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the quality of Company and franchise store operations; our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans; our relationships with our franchisees; our ability to implement our international growth strategy; our ability to implement our domestic small shop operating model; political, economic, currency and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients, and the price of motor fuel; our relationships with wholesale customers; our ability to protect our trademarks and trade secrets; changes in customer preferences and perceptions; risks associated with competition; risks related to the food service industry, including food safety and protection of personal information; compliance with government regulations relating to food products and franchising; increased costs or other effects of new government regulations relating to healthcare benefits; and risks associated with implementation of new technology platforms. These and other risks and uncertainties, which are described in more detail in the Company’s most recent Annual Report on Form 10-K and other reports and statements filed with the United States Securities and Exchange Commission, are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control, and could cause actual results, performance or achievements to be materially different from those expressed or implied by any of these forward-looking statements. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

KRISPY KREME DOUGHNUTS, INC.

NON-GAAP FINANCIAL INFORMATION

As of February 2, 2014, the Company had net deferred income tax assets of approximately $107 million, of which approximately $58 million related to federal and state net operating loss carryovers. The Company’s federal net operating loss carryovers totaled approximately $174 million.

The Company has reported cumulative pretax income of over $150 million since the beginning of fiscal 2010, and the Company also has generated significant taxable income during this period. However, because of the Company’s utilization of its federal and state net operating loss carryovers and other deferred tax assets, the Company’s cash payments for income taxes have been relatively insignificant during this period. As a result, the provision for income tax expense has substantially exceeded cash payments for income taxes. Until such time as the Company’s net operating loss carryovers are exhausted or expire, GAAP income tax expense is expected to continue to substantially exceed the amount of cash income taxes payable by the Company.

The Company expects to record a pretax charge of approximately $2.5 million in the fourth quarter of fiscal 2015 (ending February 1, 2015) for the settlement of amounts due under an employment agreement with the Company’s former chief executive officer. That officer, who is the Company’s current Executive Chairman, is expected to transition from that role to the non-employee role of non-executive chairman of the board of directors in late January 2015.

The following non-GAAP financial information and related reconciliation of adjusted net income to GAAP net income are provided to assist the reader in understanding the effects of the above facts and transactions on the Company’s results of operations. In addition, the non-GAAP financial information is intended to illustrate the material difference between the Company’s income tax expense and income taxes currently payable. These non-GAAP performance measures are consistent with other measurements made by management in the operation of the business which do not consider income taxes except to the extent to which those taxes currently are payable, for example, capital allocation decisions and incentive compensation measurements that are made on a pretax basis.

	Management's Earnings Guidance
	Year Ending
	February 1, 2015		January 31, 2016
	From	To	From	To
	(In thousands, except per share amounts)
Net income, as reported	$28,400	$30,400	$34,800	$37,200
Charge for settlement of employment contract	2,500	2,500	-	-
Provision for deferred income taxes	16,600	17,800	20,200	21,800
Adjusted net income	$47,500	$50,700	$55,000	$59,000

Adjusted earnings per common share:
Basic	$0.72	$0.77	$0.82	$0.88
Diluted	$0.69	$0.74	$0.79	$0.85

Weighted average shares outstanding:
Basic	66,200	66,200	66,800	66,800
Diluted	68,900	68,900	69,500	69,500

Krispy Kreme Contacts:

Media:	Investor Relations:

Lafeea Watson	Anita K. Booe
(336) 726-8878	(336) 703-6902
lwatson@krispykreme.com	abooe@krispykreme.com